UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported):
October 12, 2006
LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2140 Lake Park Blvd.
Richardson, Texas 75080
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code:
(972) 497-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On October 12, 2006, Lennox International Inc. announced a realignment of its Heating & Cooling business segment leadership and internal reporting structure. Harry Bizios, currently vice president and general manager, Worldwide Commercial Systems, has been appointed president and COO, LII Commercial Heating & Cooling. Doug Young, currently vice president and general manager, North American residential products, has been appointed president and COO, LII Residential Heating & Cooling. Both Mr. Bizios and Mr. Young will report directly to Bob Schjerven, CEO, and their appointments are effective immediately. Based on this realignment, the company and current LII Heating & Cooling president and COO Bob McDonough have mutually agreed he will leave LII, following a transition period. A copy of the press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press Release dated October 12, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

Date: October 13, 2006	By: /s/ Kenneth C. Fernandez
Name: Kenneth C. Fernandez
Title: Associate General Counsel

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